Exhibit 5.1

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

Telephone: (212) 907-6457

Facsimile: (212) 208-4657

June 4, 2021

The Board of Directors

Elys Game Technology, Corp.

130 Adelaide Street, West, Suite 701

Toronto, Ontario, Canada M5H 2K4

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished to you in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) on the date hereof by Elys Game Technology, Corp., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration by the Company of up to $100,000,000 of any combination of the following securities of the Company:

•	shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”);

•	shares of preferred stock, par value $0.0001 per share, of the Company (the “Preferred Stock”);

•	debt securities, in one or more series (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as an exhibit to the Registration Statement and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”);

•	warrants to purchase Common Stock, Preferred Stock, or Debt Securities (the “Warrants”), which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in forms to be filed as exhibits to the Registration Statement; respectively (each, a “Warrant Agreement”); and

•	units representing an interest in two or more securities, which may be or may not be separable from one another (the “Units”) that may be issued under one or more unit agreements, to be dated on or about the date of the first issuance of the Units thereunder, by and between a bank or trust company, as unit agent to be selected by the Company (the “Unit Agent”) and the Company, in the forms to be filed as exhibits to the Registration Statement, respectively (each, a “Unit Agreement”).

The Common Stock, the Preferred Stock, the Debt Securities, the Warrants and the Units, plus any additional Common Stock, Preferred Stock, Debt Securities, Warrants and Units that may be registered pursuant to any registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with an offering by the Company pursuant to the Registration Statement, are collectively referred to herein as the “Securities.” The Securities are being registered for offer and sale from time to time pursuant to Rule 415 under the Securities Act.

In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, including, but not limited to, signed copies of the Registration Statement to be filed with the Commission, including the exhibits thereto, the Amended and Restated Certificate of Incorporation of the Company (as amended or restated from time to time, the “Certificate of Incorporation”), the Bylaws of the Company (as amended or restated from time to time, the “Bylaws”) and resolutions of the Board of Directors of the Company provided to us by the Company. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

With respect to our opinion as to the Common Stock, we have assumed that, at the time of issuance and sale of any of the shares of Common Stock, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the shares of Common Stock (or Preferred Stock or Debt Securities convertible into, or Warrants exercisable for, Common Stock, or Common Stock included in a Unit) is in an amount that is not less than the par value of the Common Stock. In addition, we have also assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law (the “DGCL”).With respect to our opinion as to the Preferred Stock, we have assumed that, at the time of issuance and sale, a sufficient number of shares of Preferred Stock is authorized, designated and available for issuance and that the consideration for the issuance and sale of the Preferred Stock (or Debt Securities convertible into, or Warrants exercisable for, Preferred Stock, or Preferred Stock included in a Unit) is in an amount that is not less than the par value of the Preferred Stock. We have also assumed that any Debt Securities, Warrants or Units offered under the Registration Statement, and the related Indenture, Warrant Agreement and Unit Agreement, respectively, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein.

We have also assumed that (i) with respect to Securities issuable upon conversion of any convertible Preferred Stock, such convertible Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable; and (ii) with respect to any Securities issuable upon conversion of any convertible Debt Securities, upon exercise of any Warrants or as part of a Unit, such convertible Debt Securities, Warrants or Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. We have also assumed that any Units issued by the Company pursuant to the Registration Statement, the Prospectus and the related Prospectus Supplement may be issued pursuant to a valid, binding, and enforceable Unit Agreement between the Company and a bank or trust company as the Unit Agent. We have also assumed that any Indenture, Warrant Agreement and Unit Agreement will be governed by and construed in accordance with the laws of the State of New York.

On the basis of the foregoing and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that:

1.	With respect to the shares of Common Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the issuance of the Common Stock has been duly authorized by all necessary corporate action on the part of the Company; (iii) the issuance and sale of the shares of Common Stock do not violate any applicable law, are in conformity with the Company’s then operative Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Common Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Common Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Preferred Stock or convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

2.	With respect to the Preferred Stock offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the terms and issuance of the Preferred Stock have been duly authorized by all necessary corporate action on the part of the Company; (iii) the terms of the shares of Preferred Stock and their issuance and sale do not violate any applicable law, are in conformity with the Certificate of Incorporation and Bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iv) the certificates, if any, for the Preferred Stock have been duly executed by the Company, countersigned by the transfer agent therefor and duly delivered to the purchasers thereof against payment therefor, then the Preferred Stock, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s) and in accordance with a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon conversion of any convertible Debt Securities in accordance with their terms, or upon exercise of any Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable.

3.	With respect to any series of the Debt Securities issued under the Indenture and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Indenture has been duly authorized by the Company and the Trustee by all necessary corporate action; (iii) the Indenture, if any, in substantially the form filed as an exhibit to the Registration Statement, has been duly executed and delivered by the Company and the Trustee and has been qualified under the Trust Indenture Act of 1939, as amended, or a note purchase agreement has been duly executed and delivered by the Company; (iv) the issuance and terms of the Debt Securities have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture or note purchase agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the notes representing the Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee pursuant to the Indenture, if applicable, and delivered against payment therefor, then the Debt Securities, when issued and sold in accordance with the Indenture or note purchase agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, or upon exercise of any Warrants in accordance with their terms, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

4.	With respect to the Warrants issued under the Warrant Agreements and offered under the Registration Statement, provided that (i) the Registration Statement and any required post-effective amendment thereto have become effective under the Securities Act and the Base Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws; (ii) the Warrant Agreement has been duly authorized by the Company and the Warrant Agent, if any, by all necessary corporate action; (iii) the Warrant Agreement has been duly executed and delivered by the Company and the Warrant Agent, if any; (iv) the issuance and terms of the Warrants have been duly authorized by the Company by all necessary corporate action; (v) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement and as described in the Registration Statement, the Base Prospectus and the related Prospectus Supplement(s), so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, so as to be in conformity with the Certificate of Incorporation and Bylaws, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (vi) the Warrants have been duly executed and delivered by the Company and authenticated by the Warrant Agent pursuant to the Warrant Agreement and delivered against payment therefor, then the Warrants, when issued and sold as contemplated in the Registration Statement, the Base Prospectus and the Prospectus Supplement(s) and in accordance with the Warrant Agreement and a duly authorized, executed and delivered purchase, underwriting or similar agreement, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5.	With respect to the Units issued under the Unit Agreements and offered under the Registration Statement, when the Unit Agreement to be entered into in connection with the issuance of any Units has been duly authorized, executed and delivered by the Unit Agent and the Company; the specific terms of the Units have been duly authorized and established in accordance with the Unit Agreement; and such Units have been duly authorized, executed, issued and delivered in accordance with the Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

Our opinions herein are expressed solely with respect to the DGCL and, as to the Debt Securities, the Warrants and the Units constituting valid and legally binding obligations of the Company, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” We further consent to the incorporation by reference of this opinion into any registration statement filed pursuant to Rule 462(b) under the Securities Act with respect to additional Securities. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Gracin & Marlow, LLP